Exhibit 99.1

Trinity Capital Inc. Reports First Quarter 2025 Financial Results

Total Investment Income grows 29.5% year-over-year

Net Asset Value reaches new high of $833 million

Return on Average Equity registers at 15.5%

PHOENIX, May 7, 2025 – Trinity Capital Inc. (Nasdaq: TRIN) (“Trinity Capital” or “the Company”), a leading alternative asset manager, today announced its financial results for the first quarter ended March 31, 2025.

First Quarter 2025 Highlights

•
Total investment income of $65.4 million, an increase of 29.5% year-over-year
•
Net investment income (“NII”) of $32.4 million, or $0.52 per basic share
•
Net increase in net assets resulting from operations of $27.1 million, or $0.43 per basic share
•
15.5% Return on Average Equity “ROAE” (NII/Average Equity)
•
7.1% Return on Average Assets “ROAA” (NII/Average Assets)
•
Net Asset Value of $833.4 million, or $13.05 per share at the end of Q1
•
Total gross investment commitments of $185.9 million
•
Total gross investments funded of $220.4 million, which was comprised of $94.8 million in six new portfolio companies and $125.6 million in 19 existing portfolio companies
•
Total investment exits and repayments of $157.1 million, including $62.4 million from scheduled/amortizing debt payments, $59.1 million from early debt repayments and refinancings, $35.4 million from investments sold to multi-sector holdings, and $0.2 million from warrant and equity sales
•
21st consecutive quarter of a consistent or increased regular dividend, with a first quarter distribution of $0.51 per share

“Trinity Capital delivered another strong quarter to kick off 2025, underscoring our disciplined underwriting, active portfolio management, and diversified investment strategies,” said Kyle Brown, Trinity Capital’s Chief Executive Officer. “Even amidst ongoing macroeconomic uncertainty, we continue to evolve into a premier asset manager as we build on our momentum, expand our platform, and grow our portfolio while consistently generating solid returns and long-term value for our shareholders.”

First Quarter 2025 Operating Results

For the three months ended March 31, 2025, total investment income was $65.4 million, compared to $50.5 million for the three months ended March 31, 2024. The effective yield on the average debt investments at cost was 15.3% for the first quarter of 2025, compared to 15.8% for the first quarter of 2024. Effective yields generally include the effects of fees and income accelerations attributed to early loan repayments and other one-time events, and may also fluctuate quarter-to-quarter depending on the amount of prepayment activity.

Total operating expenses and excise taxes, excluding interest expense, for the first quarter of 2025 were $15.3 million, compared to $13.2 million during the first quarter of 2024. The increase was primarily attributable to higher compensation associated with additional headcount, an increase in professional fees, and higher G&A expenses offset by expenses allocated to the Company’s Registered Investment Adviser subsidiary.

Interest expense for the first quarter of 2025 was $17.7 million, compared to $12.1 million during the first quarter of 2024. The increase was primarily attributable to the increase in weighted average debt outstanding as well as borrowing rate.

Net investment income was approximately $32.4 million, or $0.52 per share based on 62.6 million basic weighted average shares outstanding for the first quarter of 2025, compared to $25.2 million or $0.54 per share for the first quarter of 2024 based on 46.7 million basic weighted average shares outstanding.

During the three months ended March 31, 2025, the Company’s net unrealized depreciation totaled approximately $3.1 million, which included net unrealized depreciation of $4.1 million from the Company’s debt investments and net unrealized depreciation of $0.3 million from its warrant investments partially offset by net unrealized appreciation of $1.3 million from its equity investments.

Net realized loss on investments was approximately $2.2 million, primarily due to the workout of one equipment financing.

Net increase in net assets resulting from operations was $27.1 million, or $0.43 per share, based on 62.6 million basic weighted average shares outstanding. This compares to a net increase in net assets resulting from operations of $14.5 million, or $0.31 per share, based on 46.7 million basic weighted average shares outstanding for the first quarter of 2024.

Net Asset Value

Total net assets at the end of the first quarter of 2025 increased by 1.3% to $833.4 million, compared to $823.0 million at the end of the fourth quarter of 2024. The increase in total net assets was primarily due to net investment income exceeding the dividend declared and accretive ATM offerings. NAV per share decreased to $13.05 per share in the first quarter from $13.35 per share as of December 31, 2024. The decrease in NAV per share was primarily attributable to the early extinguishment of the Company’s 6% Convertible Notes due 2025 (the “Convertible Notes”).

Portfolio and Investment Activity

As of March 31, 2025, Trinity Capital’s investment portfolio had an aggregate fair value of approximately $1,792.7 million and was comprised of approximately $1,330.4 million in secured loans, $336.7 million in equipment financings, and $125.6 million in equity and warrants, across 155 portfolio companies. The Company’s debt portfolio is comprised of 77.9% first-lien loans and 22.1% second-lien loans, with 76.9% of the debt portfolio at floating rates based on principal outstanding.

During the first quarter, the Company originated approximately $185.9 million of total new commitments. First quarter gross investments funded totaled approximately $220.4 million, which was comprised of $94.8 million of investments in six new portfolio companies and $125.6 million of investments in 19 existing portfolio companies. Gross investment fundings during the quarter for secured loans totaled $146.9 million, equipment financings totaled $71.4 million, and warrant and equity investments totaled $2.1 million.

Proceeds received from exits and repayments of the Company’s investments during the first quarter totaled approximately $157.1 million, which included $62.4 million from scheduled/amortizing debt payments, $59.1 million from early debt repayments and refinancings, $35.4 million from investments sold to multi-sector holdings, and $0.2 million from warrant and equity sales. The investment portfolio increased by $70.3 million on a cost basis, an increase of 4.0%, and $67.1 million on a fair value basis, an increase of 3.9% as compared to December 31, 2024.

As of the end of the first quarter, loans to three portfolio companies and equipment financings to two portfolio companies were on non-accrual status with a total fair value of approximately $15.2 million, or 0.9% of the Company’s debt investment portfolio at fair value.

The following table shows the distribution of the Company’s loan and equipment financing investments on the 1 to 5 investment risk rating scale at fair value as of March 31, 2025 and December 31, 2024 (dollars in thousands):

		March 31, 2025		December 31, 2024

Investment Risk Rating Scale Range	Designation	Investments at Fair Value	Percentage of Total Portfolio	Investments at Fair Value	Percentage of Total Portfolio
4.0 - 5.0	Very Strong Performance	$ 92,956	5.6%	$ 89,716	5.6%
3.0 - 3.9	Strong Performance	567,581	34.0%	453,584	28.3%
2.0 - 2.9	Performing	928,455	55.7%	972,001	60.7%
1.6 - 1.9	Watch	50,072	3.0%	62,883	3.9%
1.0 - 1.5	Default/Workout	15,156	0.9%	11,062	0.7%

Total Debt Investments excluding Senior Credit Corp 2022 LLC		1,654,220	99.2%	1,589,246	99.2%
	Senior Credit Corp 2022 LLC (1)	12,885	0.8%	12,885	0.8%
Total Debt Investments		$ 1,667,105	100.0%	$ 1,602,131	100.0%

_____________

(1) An investment risk rating is not applied to Senior Credit Corp 2022 LLC.

As of March 31, 2025, Trinity Capital’s loan and equipment financing investments had a weighted average risk rating score of 2.9, consistent with the score as of December 31, 2024. The Company’s grading scale is comprised of numerous factors, two key factors being liquidity and performance to plan. A company may be downgraded as it approaches the need for additional capital or if it is underperforming relative to its business plans. Conversely, it may be upgraded upon a capitalization event or if it is exceeding its plan. As such, the overall grading may fluctuate quarter-to-quarter.

Liquidity and Capital Resources

As of March 31, 2025, the Company had approximately $216.4 million in available liquidity, including $8.4 million in unrestricted cash and cash equivalents. At the end of the period, the Company had approximately $208.0 million in available borrowing capacity under its KeyBank Credit Facility, subject to existing terms and advance rates and regulatory and covenant requirements. This excludes capital raised by the JV and funds managed by the Company’s wholly owned RIA subsidiary.

During the quarter, the 2025 Notes matured pursuant to their terms and were repaid in full and are no longer outstanding or listed on Nasdaq.

During the quarter, the holders of the Convertible Notes exercised their right to convert all of the outstanding principal amount of the Convertible Notes, pursuant to the terms of conditions of the Convertible Notes. At its election, the Company paid $66.2 million in cash to satisfy in full its obligation to pay the principal amount of the Convertible Notes, such settlement amount being determined based on the then-existing conversion rate of 81.6439 per $1,000 principal amount of the Convertible Notes. As a result, the Convertible Notes are no longer outstanding.

As of March 31, 2025, Trinity’s leverage, or debt-to-equity ratio, was approximately 116% as compared to 108% as of December 31, 2024.

During the three months ended March 31, 2025, Trinity utilized its equity ATM offering program to sell 1,977,463 million shares of its common stock at a weighted average price of $15.61 per share, raising $30.5 million of net proceeds.

During the three months ended March 31, 2025, Trinity launched its debt ATM offering program and during the period issued and sold $3.7 million in aggregate principal amount of its various 2029 Notes.

Distributions

On March 19, 2025, the Company’s Board of Directors declared a regular dividend totaling $0.51 per share with respect to the quarter ended March 31, 2025, which was paid on April 15, 2025, to stockholders of record as of March 31, 2025. The Board of Directors generally determines and announces the Company’s dividend distribution on a quarterly basis.

Recent Developments

For the period from April 1, 2025 to May 5, 2025, the Company issued and sold 752,845 shares of its common stock at a weighted-average price of $14.15 per share and raised $10.5 million of net proceeds after deducting commissions to the sales agents on shares sold under the ATM Program. Also during the same period, the Company issued and sold $0.5 million in aggregate principal amount of its debt ATM and raised $0.5 million of net proceeds.

Conference Call

Trinity Capital will hold a conference call to discuss its first quarter 2025 financial results at 12:00 p.m. Eastern Time on Wednesday, May 7, 2025.

To listen to the call, please dial (800) 267-6316, or (203) 518-9783 internationally, and reference Conference ID: TRINQ124 if asked, approximately 10 minutes prior to the start of the call.

A taped replay will be made available approximately two hours after the conclusion of the call and will remain available until May 14, 2025. To access the replay, please dial (800) 839-4197 or (402) 220-2987.

About Trinity Capital Inc.

Trinity Capital Inc. (NASDAQ: TRIN) is an international alternative asset manager that seeks to deliver consistent returns for investors through access to private credit markets. Trinity Capital sources, structures, and executes diversified financing solutions for well-capitalized growing companies, operating across five complementary verticals: Sponsor Finance, Equipment Finance, Tech Lending, Asset-Based Lending, and Life Sciences. As a long-term trusted partner for innovative companies seeking tailored debt structures, Trinity Capital has deployed more than $4 billion across 400 investments since its inception in 2008. Headquartered in Phoenix, Arizona, Trinity’s dedicated team is strategically located across the United States and in London (UK). For more information on Trinity Capital’s investment approach and product offerings, please visit trinitycapital.com, stay connected to the latest activity via LinkedIn and X (@trincapital), or contact Ben Malcolmson, Head of Investor Relations (ir@trinitycapital.com).

Forward-Looking Statements

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission ("SEC"). The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release. More information on risks and other potential factors that could affect the Company's financial results, including important factors that could cause actual results to differ materially from plans, estimates or expectations included herein or on the webcast/conference call, is included in the Company's filings with the SEC, including in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of the Company's most recently filed annual report on Form 10-K and subsequent SEC filings.

Contact

Ben Malcolmson
Head of Investor Relations
Trinity Capital Inc.
ir@trinitycapital.com

TRINITY CAPITAL INC.

Consolidated Statements of Assets and Liabilities

(In thousands, except share and per share data)

	March 31,	December 31,
	2025	2024
	(Unaudited)
ASSETS
Investments at fair value:
Control investments (cost of $81,861 and $82,391, respectively)	$90,018	$89,249
Affiliate investments (cost of $39,102 and $34,309, respectively)	39,164	34,727
Non-Control / Non-Affiliate investments (cost of $1,709,524 and $1,643,526, respectively)	1,663,507	1,601,594
Total investments (cost of $1,830,487 and $1,760,226, respectively)	1,792,689	1,725,570
Cash and cash equivalents	8,386	9,627
Interest receivable	16,626	16,542
Deferred credit facility costs	6,230	6,586
Other assets	33,345	15,916
Total assets	$1,857,276	$1,774,241

LIABILITIES
KeyBank Credit Facility	$392,000	$113,000
Unsecured Notes, net of $9,197 and $10,327, respectively, of unamortized deferred financing costs	566,954	764,673
Distribution payable	32,579	31,451
Security deposits	7,015	8,472
Accounts payable, accrued expenses and other liabilities	25,333	33,663
Total liabilities	1,023,881	951,259

NET ASSETS
Common stock, $0.001 par value per share (200,000,000 authorized, 63,880,330 and 61,669,059 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively)	64	62
Paid-in capital in excess of par	845,531	829,626
Distributable earnings/(accumulated deficit)	(12,200)	(6,706)
Total net assets	833,395	822,982
Total liabilities and net assets	$1,857,276	$1,774,241
NET ASSET VALUE PER SHARE	$13.05	$13.35

TRINITY CAPITAL INC.

Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended	Three Months Ended
	March 31, 2025	March 31, 2024
INVESTMENT INCOME:
Interest and dividend income:
Control investments	$2,328	$852
Affiliate investments	1,272	385
Non-Control / Non-Affiliate investments	59,073	48,155
Total interest and dividend income	62,673	49,392
Fee and other income:
Affiliate investments	693	866
Non-Control / Non-Affiliate investments	2,019	195
Total fee and other income	2,712	1,061
Total investment income	65,385	50,453

EXPENSES:
Interest expense and other debt financing costs	17,656	12,144
Compensation and benefits	10,645	9,864
Professional fees	2,027	720
General and administrative	2,466	1,929
Total gross expenses	32,794	24,657
Allocated expenses to Trinity Capital Adviser, LLC	(408)	—
Total net expenses	32,386	24,657

NET INVESTMENT INCOME/(LOSS) BEFORE TAXES	32,999	25,796
Excise tax expense	616	639
NET INVESTMENT INCOME	32,383	25,157

NET REALIZED GAIN/(LOSS) FROM INVESTMENTS:
Non-Control / Non-Affiliate investments	(2,154)	1,351
Net realized gain/(loss) from investments	(2,154)	1,351

NET CHANGE IN UNREALIZED APPRECIATION/(DEPRECIATION) FROM INVESTMENTS:
Control investments	2	1,963
Affiliate investments	430	254
Non-Control / Non-Affiliate investments	(3,574)	(14,217)
Net change in unrealized appreciation/(depreciation) from investments	(3,142)	(12,000)

NET INCREASE/(DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS	$27,087	$14,508

NET INVESTMENT INCOME PER SHARE - BASIC	$0.52	$0.54
NET INVESTMENT INCOME PER SHARE - DILUTED	$0.52	$0.52

NET CHANGE IN NET ASSETS RESULTING FROM OPERATIONS PER SHARE - BASIC	$0.43	$0.31
NET CHANGE IN NET ASSETS RESULTING FROM OPERATIONS PER SHARE - DILUTED	$0.43	$0.30

WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC	62,555,531	46,748,386
WEIGHTED AVERAGE SHARES OUTSTANDING - DILUTED	62,555,531	50,595,651